As filed with the Securities and Exchange Commission on March 16, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
SOCKET COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)
____________________

DELAWARE	94-3155066
(State of incorporation)	(I.R.S. Employer Identification No.)
37400 Central Court Newark, CA 94560
(Address of principal executive offices)
____________________
AMENDED AND RESTATED 1995 STOCK PLAN 2004 EQUITY INCENTIVE PLAN
(Full title of the Plans)
____________________
David W. Dunlap Chief Financial Officer Socket Communications, Inc 37400 Central Court Newark, CA 94560 (510) 744-2700
(Name, address, and telephone number, including area code, of agent for service)
____________________
Copy to:
Herbert P. Fockler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share(1)	192,438 shares	$1.525	$ 293,467.95	$ 34.54
Common Stock, par value $0.001 per share (3)	2,206,640 shares	$1.525	$ 3,365,126.00	$ 396.08

(1) Shares of Common Stock of Socket Communications, Inc. to be registered under the Amended and Restated 1995 Stock Option Plan.
(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 solely for the purpose of calculating registration fee. In accordance with Rules 457(c) and 457(h), the computation is based on the average of the high and low sale prices for the Common Stock of Socket Communications, Inc. reported by the Nasdaq National Market on March 14, 2005.
(3) Shares of Common Stock of Socket Communications, Inc. to be registered under the 2004 Equity Incentive Plan.

SOCKET COMMUNICATIONS, INC.
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission by Socket Communications, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The current report of the Registrant on Form 8-K filed pursuant to Section 13 of the Exchange Act on February 23, 2005.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and certain stockholders.

Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the provisions referenced above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by one of Registrant's directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of Registrant's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1 (1)	Amended and Restated 1995 Stock Plan.
4.2 (2)	2004 Equity Incentive Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).
23.2	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney. (see page II-5)
(1) Incorporated by reference to exhibits filed with the Company's Form S-8 filed on July 27, 2001 (2) Incorporated by reference to the Company's Definitive Proxy Statement filed on April 29, 2004

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on this 15th day of March, 2005.

SOCKET COMMUNICATIONS, INC.

By: /s/ David W. Dunlap
     David W. Dunlap
     Chief Financial Officer and Vice President of
     Finance and Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Kevin J. Mills and David Dunlap, and each one of them individually, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/Kevin Mills Kevin Mills	President and Chief Executive Officer (Principal Executive Officer) and Director	March 15, 2005
/s/ David W. Dunlap David W. Dunlap	Chief Financial Officer and Vice President of Finance and Administration (Principal Financial and Accounting Officer)	March 15, 2005
/s/ Charlie Bass Charlie Bass	Chairman of the Board	March 15, 2005
/s/ Micheal Gifford Micheal Gifford	Executive Vice President and Director	March 15, 2005
/s/ Enzo Torresi Enzo Torresi	Director	March 15, 2005
/s/ Gianluca Rattazzi Gianluca Rattazzi	Director	March 15, 2005
/s/ Peter Sealey Peter Sealey	Director	March 15, 2005
/s/ Leon Malmed Leon Malmed	Director	March 15, 2005

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Registrant, as administrator of Amended and Restated 1995 Stock Plan and 2004 Equity Incentive Plan of Socket Communications, Inc., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California on the 15th day of March, 2005.

By: /s/ David W. Dunlap
     David W. Dunlap
     Chief Financial Officer and Vice President of
     Finance and Administration

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

SOCKET COMMUNICATIONS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated 1995 Stock Plan.
4.2 (2)	2004 Equity Incentive Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).
23.2	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney. (see page II-5)
(1) Incorporated by reference to exhibits filed with the Company's Form S-8 filed on July 27, 2001 (2) Incorporated by reference to the Company's Definitive Proxy Statement filed on April 29, 2004

Exhibit 5.1

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050

March 15, 2005

Socket Communications, Inc.
37400 Central Court
Newark, CA 94560

  Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 16, 2005 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,399,078 shares of your Common Stock (the "Shares") reserved for issuance under the Amended and Restated 1995 Stock Plan and 2004 Equity Incentive Plan (the "Stock Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Stock Plans.

It is our opinion that, when issued and sold in the manner referred to in the Stock Plans and pursuant to the standard agreements which accompany any sale under the Stock Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendment thereto.

Very Truly Yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati

Exhibit 23.2

CONSENT OF MOSS ADAMS LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1995 Stock Plan and 2004 Equity Incentive Plan of Socket Communications, Inc. of our report dated February 11, 2005, with respect to the consolidated financial statements of Socket Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ MOSS ADAMS LLP

San Francisco, California
March 16, 2005

Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1995 Stock Plan and 2004 Equity Incentive Plan of Socket Communications, Inc. of our report dated February 11, 2004, with respect to the consolidated financial statements of Socket Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
March 14, 2005